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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                               STATE OF
NAME                                                                                                         INCORPORATION
- ----------------------------------------------------------------------------------------------------     ----------------------
Entoleter, Inc....................................................................................              Delaware
Spinnaker Coating, Inc. (f/k/a Brown-Bridge Industries, Inc.).....................................              Delaware
Spinnaker Coating - Maine, Inc., a wholly-owned subsidiary of Spinnaker Coating, Inc..............              Delaware
Spinnaker Electrical Tape Company.................................................................              Delaware



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